SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                FORM 8-K

                             CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  January 11, 1999


                           METEOR INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

  Colorado                      0-27968                  84-1236619
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(State or other jurisdiction  (Commission               (IRS Employer
    of incorporation)         File Number)           Identification No.)


 216 Sixteenth Street, Suite 730, Denver, Colorado               80202
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code  (303) 572-1135


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(Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On January 8, 1999, Meteor Industries, Inc. ("Meteor" or the "Corporation"), filed a Report on Form 8-K with the Securities and Exchange Commission describing a December 30, 1998, transaction that could be considered to constitute, or to create a possibility of, a change in control of the Corporation. In that transaction, Nevada Manhattan Group, Inc. ("Nevada"), purchased 1,212,000 shares of the Corporation's common stock from Capco Aquisub, Inc. That transaction shall be referred to as the "Capco Transaction." Details regarding the Capco Transaction are set forth in the January 8, 1999, Form 8-K.

     This immediate Report on Form 8-K describes an additional transaction that is closely related to the Capco Transaction. The additional transaction could be deemed to involve a further change in control of the Corporation.

     In connection with the Capco Transaction, the Corporation expanded its Board of Directors from five to seven and passed a resolution that authorizes, subject to due diligence, filling the vacancies with two Board members to be nominated by Nevada.

     Nevada agreed that it would continue to vote all of its shares in favor of retaining the five current Board members until such time as those five members shall have approved, and the Corporation shall have implemented, either (i) a supply contract estimated to add approximately $5,000,000 in operating income to the Corporation, or (ii) a transaction reasonably believed by the five current Board members to have the potential to provide a benefit to the Corporation's shareholders similar to that to be provided by the contemplated supply contract. The transactions contemplated by clauses (i) and (ii) of the immediately preceding sentence shall be referred to individually as a "Proposed Contract."

     Subsequently, the Board determined that it would be in the best interests of the Corporation and its shareholders that action be taken to enforce the condition, described above, that Nevada continue to vote all of its shares in favor of retaining the five existing Meteor Board members until such time as those five members approve a Proposed Contract. The Board determined that the issuance of a series of preferred stock having multiple votes per share would constitute appropriate action to enforce the condition, but only if the preferences and other terms of the stock were no broader in time and scope than necessary to serve the special purpose for which the stock would be issued.

     In keeping with those determinations, the Board designated a series of preferred stock titled Series B Preferred Stock (the "Preferred Shares"), such series to have the rights, and to be subject to the limitations and qualifications, set forth below:

     (a) Conversion. The Preferred Shares shall not carry any right to be converted into any other class or series of the Corporation's stock.

     (b) Voting Rights. Each of the Preferred Shares shall entitle the holder to cast 16,667 votes with respect to any matter submitted to a vote of the Shareholders of the Corporation. Such voting rights shall be terminated, however, upon approval by the Board of Directors of, entry by the Corporation into, and implementation by the Corporation of, a Proposed Contract brought to the Corporation by Nevada.

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     (c)  Dividend and Distribution Rights.  The Preferred Shares shall have no right to participate in any dividends that may be declared with respect to any other stock of the Corporation. No distribution shall be made in respect of the Preferred Shares in connection with any partial or total liquidation of the Corporation.

      (d) Redemption. If the voting rights of the Preferred Shares shall have terminated in accordance with paragraph (b), above, all of the Preferred Shares shall automatically be redeemed by the Corporation effective as of the date (the "Redemption Date") on which the last opportunity for voting set forth in paragraph (b), above, shall have lapsed. The redemption price shall be paid in cash in the amount of $1.00 per share. As of the Redemption Date, the Preferred Shares being redeemed shall be marked "canceled" on the Corporation's stock transfer books (whether or not the certificates therefor have been surrendered by the holders) and, thereafter, holders of redeemed Preferred Shares shall not be considered as or possess any rights as shareholders of the Corporation with respect to the redeemed shares. Holders shall be paid the redemption amount due only upon surrender to the Corporation of the certificate or certificates representing the redeemed shares.

     (e) Status of Preferred Shares. Preferred Shares which have been redeemed by the Corporation shall be canceled.

     Pursuant to the authority granted by the Board, the Corporation issued for cash, on January 11, 1999, an aggregate of 300 shares of the Preferred Shares to the persons listed below, in the respective numbers of shares set forth opposite their respective names:

                                          Aggregate
                                          Purchase
Name               Number of Shares       Price
---------------    ----------------       ---------

Edward J. Names           100             $     100
Richard E. Dana           100                   100
Irwin Kaufman             100                   100
                       ---------          ---------
      Totals              300             $     300
                       =========          =========

     Those 300 shares carry an aggregate of 5,000,100 votes. The Preferred Shares may be deemed to vest control of the Corporation in Messrs. Names, Dana, and Kaufman during the limited term specified in the designation of the Preferred Shares.

     In addition, each of the holders of the Preferred Shares entered into a Shareholder Voting Agreement, a copy of which is attached as Exhibit 10.1. Under the Shareholder Voting Agreement, the shareholders are required to vote their Preferred Shares in unison, so as to enforce the purpose of the Preferred Shares, as described above. Specifically, the shareholders are required to vote in favor of retaining the current members of the Meteor Board, or approved substitutes, and to vote against amendments to Meteor's Articles of Incorporation.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)     Financial Statements of Business Acquired

             [none]

     (b)     Pro Forma Financial Information

             [none]

     (c)Exhibits

     The Corporation hereby files the following exhibits:

         (10.1)     Shareholder Voting Agreement, dated January 11, 1999.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         METEOR INDUSTRIES, INC.
                                         By:
Dated:  January 20, 1999                    Edward J.Names, President

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